EXHIBIT 10.72

Securities Purchase Agreement

BearingPoint, Inc.

1676 International Drive

McLean, VA 22102

Ladies and Gentlemen:

Each of the undersigned (each, an “Investor”) hereby confirms its agreement with you as follows:

1. This Securities Purchase Agreement (the “Agreement”) is made as of April 21, 2005 between BearingPoint, Inc., a Delaware corporation (the “Company”), and the Investor listed on the signature pages hereto.

2. The Company is proposing to issue and sell to certain investors (the “Offering”) up to $200,000,000 aggregate principal amount of its Convertible Senior Subordinated Debentures Due 2025 (the “Securities”), which are convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Company reserves the right to increase or decrease this amount. The Securities are being offered to qualified institutional buyers (“QIBs”) within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a private placement exemption from registration under the Securities Act.

3. The Securities shall have the terms described in the preliminary private placement memorandum dated April 20, 2005 relating to the offering of the Securities (the “Private Placement Memorandum”), except that the interest rate and conversion ratio for the Securities shall be communicated orally or in writing by the Company or the Placement Agents (as defined below) to the Investor. The Investor’s agreement to purchase the Securities shall be subject to its oral acceptance of such interest rate and conversion ratio.

4. The Company and the Investor agree that, upon the terms and subject to the conditions set forth herein, the Investor will purchase from the Company and the Company will issue and sell to the Investor up to the aggregate principal amount of Securities set forth below on the Investor’s signature page for the aggregate purchase price set forth below on such Investor’s signature page; provided that if the Company sells and the Investor buys an aggregate principal amount of Securities less than the number set forth below, the aggregate purchase price of such Securities will be reduced proportionately. The Securities shall be purchased pursuant to the Terms and Conditions for Purchase of Securities attached hereto as Annex A and incorporated herein by reference as if fully set forth herein. The Securities purchased by the Investor will be delivered by electronic book-entry through the facilities of The Depository Trust Company (“DTC”), to an account specified by the Investor set forth below and will be released by The Bank of New York (the “Trustee”), at the written request of the Company, to such Investor at the Closing.

Aggregate Principal Amount of Securities the Investor Agrees to Purchase:

Aggregate Purchase Price of such Securities : $

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

AGREED AND ACCEPTED:	Name of Investor:

BearingPoint, Inc., a Delaware corporation

By:	By:
Name: Title:	Print Name:
Title:
Address:

Tax ID No.:
Contact Name:
Telephone:
Email Address:

Wire instructions to wire funds to the Investor, in the event the Escrow Agent is required to return the funds of the Investor held in escrow.

Name in which electronic book-entry should be made (if different):

DTC Account:

2

If you are a Registered Investment Company, as defined in this Agreement, please provide information relating to your Custodial Agent.

Name of Custodial Agent:

Address:

Tax ID No.:
Contact Name:
Telephone:
Email Address:

Wire instructions to wire funds to the Custodial Agent, in the event the Escrow Agent is required to return the funds of the Investor held in escrow.

Name in which electronic book-entry should be made (if different):

DTC Account:

3

INSTRUCTION SHEET FOR INVESTOR

(to be read in conjunction with the entire Securities Purchase Agreement)

Complete the following items in the Securities Purchase Agreement:

1. Provide the information regarding the Investor requested on pages 1 and 2. The Agreement must be executed by an individual authorized to bind the Investor.

2. If the Investor is purchasing Securities for more than one investor account, it may either (i) complete a separate Securities Purchase Agreement for each such account, in which case a separate wire transfer (or other acceptable forms of payment) must be made by or on behalf of such account for the Securities it will purchase and a separate delivery of Securities will be made via DTC to each account, or (ii) complete a single Securities Purchase Agreement for all such accounts, in which case only one wire transfer (or other acceptable forms of payment) need be made for the Securities to be purchased for all such accounts, but all such Securities will be delivered to a single DTC account specified by the Investor.

3. Return the signed Securities Purchase Agreement to:

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Attention: Rouelisa Lanche

Tel: 212-761-5474

Fax: 212-507-0765

4. Please note that all wire transfers must be sent to the account specified in Section 3.4 below.

An executed original Securities Purchase Agreement or a facsimile transmission thereof must be received by 8:00 A.M. New York time on April 22, 2005. Investors who send a facsimile transmission prior to such deadline must also submit an original via courier as soon thereafter as practicable.

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ANNEX A TO THE SECURITIES PURCHASE AGREEMENT

TERMS AND CONDITIONS FOR PURCHASE OF SECURITIES

1. Authorization and Sale of Securities. The Company is proposing to sell up to $200,000,000 aggregate principal amount of the Securities. The Company reserves the right to increase or decrease this amount.

2. Agreement to Sell and Purchase the Securities; Placement Agents.

2.1.	Upon the terms and subject to the conditions hereinafter set forth, at the Closing (as defined in Section 3), the Company will sell to the Investor, and the Investor will purchase from the Company, up to the aggregate principal amount of Securities set forth on such Investor’s signature page hereto at the purchase price set forth on such signature page; provided that, if the Company sells and the Investor buys an amount of Securities less than the aggregate principal amount set forth on the Investor’s signature page hereto, the aggregate purchase price of such Securities will be reduced proportionately.

2.2.	The Company intends to enter into agreements similar to this Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Securities to them. (The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors”, and this Agreement and the securities purchase agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements”.)

2.3	The Investor acknowledges that the Company intends to pay Morgan Stanley & Co. Incorporated, UBS Securities LLC and the other placement agents named in the Private Placement Memorandum (the “Placement Agents”) a fee in respect of the sale of Securities to the Investors.

3. Closings and Delivery of Securities and Funds.

3.1	The completion of the purchase and sale of the Securities (the “Closing”) shall occur on April 27, 2005 (the “Closing Date”), at the offices of the Company’s counsel. At the Closing, (i) the Company shall cause the Trustee to deliver to the Investor the Accepted Securities (as defined below) to the DTC account specified by such Investor, and (ii) the aggregate purchase price for the Accepted Securities (as defined below) shall be delivered by or on behalf of the Investor to the Company.

3.2	If the Company receives commitments from Investors to purchase at least $200 million aggregate principal amount of Securities at the price specified in the Private Placement Memorandum, but at the Closing the Company has received less than $150 million from such Investors in settlement of their commitments, the Company shall terminate this Agreement and the offering. If the Company accepts an

Investor’s offer to buy Securities in whole or in part, the Placement Agents shall notify the Investor at the telephone number provided on such Investor’s signature page hereto of the interest rate and conversion ratio for the Securities and the principal amount of Securities (the “Accepted Securities”) that the Company shall sell to such Investor and such Investor shall buy, subject to its acceptance of such interest rate and conversion ratio. Payment by an Investor for the Accepted Securities shall be made by wire transfer of immediately available funds to the Escrow Agent, unless the Investor is a registered investment company (a “Registered Investment Company”) under the Investment Company Act of 1940, as amended. If the Wells Fargo Bank, N.A., as the Company’s escrow agent (the “Escrow Agent”), determines that the conditions to the Closing (including that at least $150 million have been received from Investors in settlement of their commitments) are met, it shall deliver the Investor’s payment to the Company and the Company shall instruct the Trustee to release the corresponding Accepted Securities to the DTC account specified in the Investor’s signature page hereto. If such conditions to the Closing are not satisfied, the Escrow Agent shall return the Investor’s funds to it, without interest.

3.3	The Company’s obligation to issue and sell Accepted Securities to any Investor shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) completion of the purchases and sales of $150 million aggregate principal amount of Securities under the Agreements with the Investors and (b) the accuracy of the representations and warranties made by the Investors and the fulfillment of those undertakings of the Investors to be fulfilled prior to the Closing. The Investor’s obligation to purchase the Accepted Securities shall be subject to the condition that the Placement Agents shall not have terminated the Placement Agency Agreement dated April 20, 2005, between the Company and the Placement Agents (the “Placement Agency Agreement”), pursuant to the terms thereof.

3.4	The Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Accepted Securities being purchased by such Investor to the following account designated by the Company pursuant to the terms of that certain Escrow Agreement (the “Escrow Agreement”) relating to the offering of the Securities, by and between the Company and the Escrow Agent:

Bank Name:	Wells Fargo Bank, N.A.
San Francisco, CA
ABA No.:	121000248
A/C:	0001038377
A/C Name:	Corporate Trust Clearing Account
Additional Text (required):	FFC to SEI #17575300, Bearing
Point, Inc. Escrow, Attn: Lynn Lean

Such funds shall be remitted to the Escrow Agent prior to 10.00 a.m., New York City time, on April 27, 2005 and shall be held in escrow until the Closing and delivered by the Escrow Agent on behalf of the Investor to the Company upon the satisfaction, in the sole judgment of the Placement Agents, of the conditions to the parties’ obligations under this Agreement. If the Investor does not remit the necessary funds to purchase its Accepted Securities on or prior to the Closing Date as specified above, the Investor shall as soon as practicable following the Closing Date purchase such Accepted Securities from the Company as required by this Agreement at a price per Accepted Security that shall include accumulated and unpaid interest on the Accepted Securities from and including the Closing Date to but excluding the date of payment, computed on the basis of a 360-day year consisting of twelve 30-day months. The Company and the Investor agree to indemnify and hold harmless the Placement Agents and the Escrow Agent and their respective directors, officers, employees and agents and each person who controls each Placement Agent or Escrow Agent within the meaning the Securities Act, and the Securities Exchange Act of 1934, as amended, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject (including, without limitation, legal or other expenses reasonably incurred in connection with investigating or defending the same) (“Losses”) arising under this Section 3.4 or otherwise with respect to the funds held in escrow pursuant hereto or arising under the Escrow Agreement, except for Losses resulting from the willful misconduct or gross negligence of the Placement Agents or the Escrow Agent; provided however, that the Investor’s obligations under this sentence shall relate only to Losses arising from any act or failure to act by the Investor. Anything in this agreement to the contrary notwithstanding, in no event shall either Placement Agent or the Escrow Agent be liable for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if such Placement Agent or Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

In lieu of the procedures specified in this Section 3.4, if the Investor is a Registered Investment Company or is purchasing Securities on behalf of a Registered Investment Company, the Investor and its custodial agent (the “Custodial Agent”) shall contact Rouelisa Lanche, Morgan Stanley & Co. Incorporated, Tel: 212-761-5474, prior to 3:00 p.m., New York City time, on April 21, 2005 for alternative payment instructions.

3.5	Promptly after the execution of this Agreement by the Investor and the Company, the Investor shall direct the broker-dealer at which the account or accounts to be credited with the Securities are maintained, which broker-dealer shall be a DTC participant, to set up a Deposit/Withdrawal at Custodian (“DWAC”) instructing the Trustee to credit such account or accounts with the Securities by means of an electronic book-entry delivery. Such DWAC shall indicate the settlement date for the deposit of the Securities, which date shall be provided to the Investor by the Placement Agents. Simultaneously with the delivery to the Company by the Escrow

Agent of the funds held in escrow pursuant to Section 3.4 above, the Company shall direct the Trustee to credit the Investor’s account or accounts with the Securities pursuant to the information contained in the DWAC.

4. Representations, Warranties and Covenants of the Company.

The Company hereby represents and warrants to, and covenants with, the Investor, that:

4.1	The Company has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

4.2	The Company has all requisite corporate power and authority to issue and sell the Securities. The Securities have been duly authorized by the Company, and when duly executed, authenticated, issued and delivered as provided in the indenture related to the Securities (assuming due authentication of the Securities by the Trustee) and paid for as provided in this Agreement will constitute valid and binding obligations of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity; and the Securities will conform to the descriptions thereof in the Private Placement Memorandum.

4.3	After taking into account the matters relating to the Company’s public filings with the Commission on Form 10-K, Form 10-Q and Form 8-K, including any amendments thereto (collectively, the “Exchange Act Filings”), that are addressed in the Form 8-K filed by the Company on April 20, 2005, the Exchange Act Filings, taken as a whole, as of the date of the Purchase Agreements and as of the Closing Date (as defined in Section 4), the Private Placement Memorandum, as of its date and the date of the Purchase Agreements, the final private placement memorandum relating to the offering of the Securities, as of its date, and any amendments or supplements thereto, as of its date and as of the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

5. Representations, Warranties and Covenants of the Investor.

The Investor hereby represents and warrants to, and covenants with, the Company and the Placement Agents that:

5.1.	(1) The Investor is (a) a QIB and is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, (b) aware that the sale to it is being made in reliance on a private placement exemption from registration under the Securities Act and (c) acquiring the Securities for its own account or for the account of a QIB.

(2) The Investor understands and agrees on behalf of itself and on behalf of any investor account for which it is purchasing Securities, and each subsequent holder of a Security or shares of common stock issued upon conversion of a Security by its acceptance thereof will be deemed to agree, that the Securities and common stock issuable upon conversion of the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Securities and common stock issuable upon conversion of the Securities have not been and, except as described in the Private Placement Memorandum, will not be registered under the Securities Act and that (a) if prior to the expiration of the applicable holding period specified in Rule 144(k) of the Securities Act it decides to offer, resell, pledge or otherwise transfer any of the Securities or common stock issued upon conversion of the Securities, such Securities and common stock may be offered, resold, pledged or otherwise transferred only (i) to a person whom the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, (ii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (iii) pursuant to an effective registration statement under the Securities Act, or (iv) to the Company or one of its subsidiaries, in each of cases (i) through (iv) in accordance with any applicable securities laws of any state of the United States, and that (b) the Investor will, and each subsequent holder is required to, notify any subsequent purchaser of the Securities or common stock from it of the resale restrictions referred to in (a) above and will provide the Company and the transfer agent such certificates and other information as they may reasonably require to confirm that the transfer by it complies with the foregoing restrictions, if applicable.

(3) The Investor understands that the Securities and common stock issued upon conversion of the Securities will, until the expiration of the applicable holding period set forth in Rule 144(k) of the Securities Act, unless sold pursuant to a registration statement that has been declared effective under the Securities Act or in compliance with Rule 144, bear a legend substantially to the following effect:

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (II) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (IV) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

(4) It:

(a) is able to fend for itself in the transactions contemplated by the private placement memorandum referred to below;

(b) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Securities; and

(c) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.

(5) The Investor has received a copy of the Private Placement Memorandum and acknowledges that (a) it has conducted its own investigation of the Company and the terms of the Securities and, in conducting its examination, it has not relied on either Placement Agent or on any statements or other information provided by either Placement Agent concerning the Company or the terms of this offering, (b) it has had access to the Company’s public filings with the Securities and Exchange Commission and to such financial and other information as it deems necessary to make its decision to purchase the Securities, and (c) has been offered the opportunity to ask questions of the Company and received answers thereto, as it deemed necessary in connection with the decision to purchase the Securities.

(6) The Investor understands that the Company, each Placement Agent and others will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements and agrees that if any of the representations and acknowledgements deemed to have been made by it by its purchase of the Securities is no longer accurate, the Investor shall promptly notify the Company and each Placement Agent. If the Investor is acquiring Securities as a fiduciary or agent for one or more investor accounts, it represents that is has sole investment discretion with respect to each such account and it has full power to make the foregoing representations, acknowledgements and agreements on behalf of such account.

5.2.	The Investor acknowledges that the Placement Agents and their respective directors, officers, employees, representatives and controlling persons have no responsibility for making any independent investigation of the information contained in the Private Placement Memorandum or the Company’s SEC Filings and make no representation or warranty to the Investor, express or implied, with respect to the Company or the Securities or the accuracy, completeness or adequacy of the Private Placement Memorandum, the Company’s SEC Filings or any other publicly available information, nor shall any of the foregoing persons be liable for any loss or damages of any kind resulting from the use of the information contained therein or otherwise supplied to the Investor.

5.3.	The Investor acknowledges that the Company’s common stock is listed on the New York Stock Exchange and the Company is required to file reports containing certain business and financial information with the Securities and Exchange Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended, and that it is able to obtain copies of such reports; that the Company has publicly reported, among other things, that (i) it has not completed the preparation of its audited financial statements for the year ended December 31, 2004 due to certain material weaknesses in the Company’s internal control over financial reporting, (ii) it does not know when it will complete or file such audited financial statements, (iii) it expects that its quarterly reports on Form 10-Q for each of the fiscal quarters of 2005 will not be filed in a timely fashion, (iv) it is highly likely that it will restate its financial statements for prior periods, including for the year ended December 31, 2003 and each of the fiscal quarters of 2004 and (v) it has identified a number of material weaknesses and significant deficiencies of internal control over financial reporting, in each case as disclosed in the Company’s report on Form 8-K filed April 20, 2005, and the Investor has reviewed such Form 8-K.

5.4.	The Investor acknowledges that no action has been or will be taken in any jurisdiction outside the United States by the Company or either Placement Agent that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of the Securities, in any jurisdiction outside the United States where action for that purpose is required. Each Investor outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense.

5.5.	The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

5.6.	The Investor understands that nothing in the Private Placement Memorandum, this Agreement, the Company’s public filings with the Securities and Exchange Commission or any other materials presented to the Investor in connection with the purchase and sale of the Securities constitutes legal, tax or investment advise. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities and has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Securities.

6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Securities being purchased and the payment therefor.

7. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be delivered (A) if within the domestic United States, by first-class registered or certified mail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) otherwise by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail, three business days after so mailed, (ii) if delivered by a nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

(a)	if to the Company, to:
BearingPoint, Inc.
1676 International Driver
McLean, VA 22102
Attention: David Black
Telecopy No.: 703-747-3847

(b)	if to the Investor, at its address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

8. Changes. Except as contemplated herein, this Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor; provided that if such modification or amendment would affect the rights of the Placement Agents under this Agreement, such instrument shall not be effective unless also signed by the Placement Agents.

9. Headings. The headings of the various sections of this Agreement have been inserted for convenience or reference only and shall not be deemed to be part of this Agreement.

10. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

11. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

12. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

13. Third Party Beneficiary. The Investor acknowledges that each of the Placement Agents is a third party beneficiary entitled to rely on this Agreement and receive the benefits of the representations, warranties and covenants made by, and the responsibilities of, the Investor under this Agreement.

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